Exhibit 99.1

July 7, 2011

Contact:	Douglas J. Glenn
Executive Vice President, General Counsel and
Chief Operating Officer
Hampton Roads Bankshares
(757) 217-3634

Lynn M. Badger
Assistant Vice President
Shore Bank
(757) 787-1335
lbadger@shorebank.com

HAMPTON ROADS BANKSHARES ANNOUNCES OPENING OF SHORE
BANK LOAN PRODUCTION OFFICE IN WEST OCEAN CITY, MARYLAND

Norfolk, Virginia, July 7, 2011:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for Bank of Hampton Roads and Shore Bank (the “Bank”), today announced that the Bank has expanded its Maryland banking operations into the West Ocean City, Maryland area with the opening of a Loan Production Office (LPO).  The office will be managed by Douglass M. Cook, Chief Lending Officer & Maryland President. The Bank expects to open a full-service branch in this market in 2012.

     “The Bank’s management team is eager to bring its commercial experience and loan services to the business community in Worcester County,” said Thomas Mears, President and CEO of the Bank.

The opening of the LPO is the first step in executing the Bank’s business plan to expand in the Maryland market and to capitalize on the substantial market knowledge and experience of Mears and Cook, both of whom have deep customer roots in this market.

Mears joined the Bank in January 2011 and has over 20 years of banking experience in markets on the Eastern Shore of Maryland and surrounding areas.  He was the Market Manager for Wilmington Trust in Lower Delaware and Eastern Shore of Maryland.  Previously, Mears served in positions of increasing responsibility with Peninsula Bank, an affiliate of Mercantile Bankshares Corp., then served as Regional President/Market Executive for PNC after its acquisition of Mercantile Bankshares Corp.

Douglass M. Cook has over 18 years of experience in commercial and consumer lending as well as bank operations.  His extensive experience in the Bank’s markets includes positions as Senior Vice President with BB&T and PNC/Mercantile Peninsula Bank on Maryland’s Eastern Shore.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements concerning the Bank’s proposed expansion into Maryland and its execution of growth plans. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and other filings made with the SEC.

About Shore Bank

Shore Bank first opened for business in 1961, and this year is celebrating 50 years of providing financial services on the Eastern Shore of Maryland and Virginia. The bank has two offices in Salisbury, one on West Main Street at the Downtown Plaza and one at 1503 South Salisbury Blvd. There is also an office in Pocomoke in the Pocomoke Marketplace on Route 13. On Virginia’s Eastern Shore, there are currently five branches between Chincoteague and Cape Charles. Shore Bank offers a full range of financial services for individuals and business customers.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, Bank of Hampton Roads operates forty-six banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance, and investment products.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol HMPR.  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.